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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): September 5, 2006

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                        COMPOSITE TECHNOLOGY CORPORATION
               (Exact name of registrant as specified in Charter)

              Nevada                             000-10999                          59-2025386
 (State or other jurisdiction of           (Commission File No.)          IRS Employee Identification No.)
  incorporation or organization)                                         (
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                                2026 McGaw Avenue
                            Irvine, California 92614
                    (Address of Principal Executive Offices)

                                 (949) 428-8500
                            (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future",
"intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant's Form
10-K entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.


Item 1.01.  Entry into a Material Definitive Agreement

On or about March 3, 2006, Composite Technology Corporation, a Nevada corporation (the "Company" or "we", "our" or "us"), entered into Securities
Purchase Agreements with several lenders pursuant to which, among other things, we sold 14% Senior Secured Notes in the aggregate principal amount of $3.5 million to the lenders ("Notes"). The Notes were due and payable on or about
September 3, 2006. The details of this transaction were disclosed in our Current
Report on Form 8-K filed on March 6, 2006. We repaid all obligations with respect to $2.175 million in principal of such Notes.

On September 5, 2006, we entered into Conversion Agreements, the form of which is attached hereto as Exhibit 10.1 (the "Agreements"), with two holders
("Converting Holders") of the Notes. pursuant to which we converted an aggregate principal amount of $1,325,000 in Notes into shares of our common stock. The
Converting Holders, Hudson Bay Fund, L.P. and Lane Capital Markets, converted
$1,125,000 and $200,000, respectively, of the principal amount of each party's
Notes into shares of our common stock. The Notes were converted into shares of our common stock at $1.55 per share for an aggregate of 854,840 shares. The transaction closed on September 6, 2006.

The Converting Holders have agreed to waive all accrued interest under the Notes, all rights under Section 2(a) of the respective Series A warrants originally issued on or about March 3, 2006 proportionate to the amount of Notes being converted, any registration delay payments accrued through September 8, 2006 under the Registration Rights Agreement dated as of March 3, 2006 by and among the Company, the Converting Holders and other lenders listed therein, release of all Company-affiliated obligations under the Security Agreement by and among the Company, its subsidiaries and the lenders listed therein, the Guaranty by and among the Company subsidiaries and the lenders listed therein, the Pledge Agreement by and among the Company and the lenders listed therein, the CEO Pledge Agreement by and between the Company and the lenders' representative listed therein and the letter agreement by and between the Company and the lenders' representative listed therein, and waiver of any other claims against the Company under the Securities Purchase Agreement dated on or about March 3, 2006 and other related agreements for events or actions prior to or including September 8, 2006. In consideration for waiver of such rights, we issued an aggregate of 1,276,939 shares of our common stock ("Waiver Shares") priced at $1.06 per share, the closing bid price of our common stock on September 5, 2006 to the Converting Holders.
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We have recorded the value of the shares issued at $1.06 per share, the closing market price on the date prior to the issuance date of the shares. Of the shares issued, we have recorded $17,000 to interest expense and $1,336,551 as an expense related to inducement of convertible debt.

As a result of this transaction, we have triggered certain anti-dilution provisions in our previously issued debt and related stock warrants as follows:

Of the original 750,000 "Series A Bridge Warrants" originally issued with the March, 2006 Bridge Notes at $1.55 per warrant, the holders of 283,929 warrants have agreed to waive their full-ratchet reset provisions. We have reset the exercise price of the remaining 466,071 "Series A Bridge Warrants" to $1.06 per warrant. We have also issued 215,448 additional Series A Bridge warrants at an exercise price per warrant of $1.06 under the full-ratchet anti-dilution terms of the warrants. We have recorded a charge of $157,505 as a result of the anti-dilution impact of the Series A Bridge Warrants. The charge represents the combination of the fair value of the additional warrants issued and the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We have reset the exercise price of the warrants issued in conjunction with our October, 2005 Debtor in Possession, (DIP warrants). 1,354,844 DIP warrants had been issued during the Debtor in Possession financing with 50% of the warrants at an exercise price of $1.78 and 50% at an exercise price of $1.94. The warrants were re-priced to $1.22 and $1.33 per warrant respectively. We will record a charge of $118,725 as a result of the anti-dilution impact of the DIP warrants which represents the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We have evaluated the impact of the issuance on the remaining $6,023,250 of our original $15,000,000 principal of our August, 2004 Convertible Debentures and the related warrants. We have determined that the anti-dilution impact to the convertible debt and the related warrants as a result of this transaction results in no change to the exercise price of the warrants or the conversion price of the Debentures.

We used the Black-Scholes Merton option pricing model to value the fair value of the warrants using a volatility of 107%, a risk free rate of 4.5%, and a 0% dividend rate.

The issuance of our common stock was completed to existing note holders who were accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

The securities sold pursuant to the Conversion Agreements have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Conversion Agreement, we are required to file a registration statement on Form
S-1 or Form S-3 within 180 days after the closing of the transaction for purposes of registering the Waiver Shares. If we fail to timely file this resale registration statement by the filing deadline, we will be required to pay certain cash penalties.

Lane Capital Markets, who acted as the placement agent on the original Notes issuance and is one of the Converting Holders, will receive 72,000 shares of our common stock in consideration of their assistance in arranging for the conversion. We have recorded an expense of $76,320, the fair value of the stock issued, for the services provided.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned Conversion Agreement contained in Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 6, 2006, we issued 854,840 shares of our common stock for the conversion of $1,325,000 of principal amount of 14% senior secured notes. The notes were originally issued on March 3, 2006 for cash. We also issued 1,276,939 shares of our common stock in consideration of the waivers granted by the Converting Holders in connection with the Notes and ancillary agreements related to the Notes. We also granted additional warrants to purchase 215,448 shares of our common stock in connection with anti-dilution rights triggered by the issuance of our shares of common stock in connection with the waivers granted by the Converting Holders.

We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

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Item 9.01.    Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit
Number      Description
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  10.1      Form of Conversion Agreement dated as of September 6, 2006 by and among the Registrant and certain holders of the Registrant's senior secured notes.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

                                                By:  /s/ Benton Wilcoxon
                                                     ---------------------------
                                                     Benton Wilcoxon
                                                     Chief Executive Officer

Dated: September 6, 2006

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                                  Exhibit Index

Exhibit
Number      Description
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  10.1      Form of Conversion Agreement dated as of September 6, 2006 by and among the Registrant and certain holders of the Registrant's senior secured notes.